                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 21, 2002 included in P.A.M. Transportation Services, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


                                          /s/  ARTHUR ANDERSEN LLP

Tulsa, Oklahoma

February 28, 2002